SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 22, 1997

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission               IRS Employer
jurisdiction                        File Number              Identification
of incorporation                                             Number

Delaware                              1-3492                 No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600




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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 22, 1997 registrant issued a press release entitled Halliburton 1997 Third Quarter Earnings Increase 60 Percent pertaining, among other things, to an announcement that registrant had 1997 third quarter net income of $121.1 million, an increase of 60 percent compared to the 1996 third quarter net income of $75.5 million. Earnings per share for the 1997 third quarter were $.45 compared to $.30 in the 1996 third quarter. Consolidated revenues totaled $2,305 million in the 1997 third quarter, a 24 percent increase over the 1996 quarter.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 22, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                HALLIBURTON COMPANY




Date:    October 24, 1997                   By:
                                               ------------------------
                                               Susan S. Keith
                                               Vice President and Secretary


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                                  EXHIBIT INDEX

Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 8
                           October 22, 1997
                           Incorporated by Reference


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